Exhibit 31

                                               FEDERAL IDENTIFICATION
                                               NO. 06-0513860
                                               FEE: $250.00


                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

            ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
                    (General Laws, Chapter 156B, Section 82)

We, Robert D. Wachob, *President
and Robert M. Soffer, *Clerk
of Rogers Corporation,
organized under the laws of Massachusetts and herein called the parent corporation, certify as follows:

1. That the subsidiary corporation(s) to be merged into the parent corporation is/are:

NAME                    STATE OF ORGANIZATION         DATE OF ORGANIZATION
Durel Corporation       Delaware                      June 1, 1988

2. The parent corporation, at the date of the vote, owned not less than ninety percent (90%) of the outstanding shares of each class of stock of the subsidiary corporation or corporations with which it has voted to merge.

Item 3 below may be deleted if all the corporations are organized under the laws of Massachusetts and if General Laws, Chapter 156B is applicable to them.

3. That in the case of each of the above named corporations, the laws of the state of its organization, if other than Massachusetts, permit the merger herein described, and that all action required under the laws of each such state in connection with this merger has been duly taken.




* Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.

4. That at a meeting of the directors of the parent corporation, the following vote, pursuant to General Laws, Chapter 156B, Section 82, Subsection (a) was duly adopted:


         Voted:            That Rogers Corporation, a Massachusetts corporation,
         ------            merge,  and it hereby  does merge into  itself  Durel
                           Corporation,    a   Delaware    corporation   and   a
                           wholly-owned subsidiary of Rogers Corporation, and pursuant to such merger this corporation assumes all of Durel Corporation's obligations.

         Further
         Voted:            That the merger shall become effective at the close
         -------           of business on December 28, 2003.

         Further
         Voted:            That the  terms and  provisions  of the  Articles  of
         -------           Merger of Parent  and  Subsidiary  Corporations  (the
                           "Articles") attached hereto as Exhibit A, and the execution and delivery of the Articles by Robert D.
                           Wachob, President of this corporation,  and Robert M.
                           Soffer, Clerk of the corporation, be, and the same hereby are, authorized and approved in all respects.

         Further
         Voted:            That  the  merger  of  Durel  Corporation  into  this
         -------           corporation,  as contemplated by the Articles, may be
                           amended or terminated and abandoned by the Board of Directors of this corporation at any time prior to the time that this merger filed with the Secretary of the Commonwealth of Massachusetts becomes effective.








Note: Votes, for which the space provided above is not sufficient, should be listed on additional sheets to be numbered 4A, 4B, etc. Additional sheets must be 8 1/2 x 11 and have a left hand margin of 1 inch. Only one side should be used.

                        THE COMMONWEALTH OF MASSACHUSETTS

            ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
                    (General Laws, Chapter 156B, Section 82)



     I hereby approve the within Articles of Merger of Parent and Subsidiary
           Corporations and, the filing fee in the amount of $250.00, having been paid, said articles are deemed to have been filed with me this 16th day of December, 2003.


                       Effective date: December 28th, 2003
                                       -------------------



                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth




                         TO BE FILLED IN BY CORPORATION
                              Contact Information:

                               Terrance W. Mahoney
                      LeBoeuf, Lamb, Greene & MacRae L.L.P.
                      260 Franklin Street, Boston, MA 02110
                             Telephone: 617-748-6810
                            Email: tmahoney@llgm.com

   A copy of this filing will be available on-line at www.state.ma.us/sec/cor once the document is filed.

5. The effective date of the merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date, which shall not be more than thirty days after the date of filing:



                     Close of business on December 28, 2003.









SIGNED UNDER THE PENALTIES OF PERJURY, this 12th day of December, 2003,

Robert D. Wachob, *President/XXXXXXXXX

Robert M. Soffer, *Clerk/XXXXXXXXXXXX

*Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.